Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2018 relating to the consolidated financial statements of Piedmont Lithium Limited and its subsidiaries for the year ended June 30, 2018 (which report includes an explanatory paragraph relating to a change in presentation currency), appearing in the Registration Statement.

/s/  Deloitte Touche Tohmatsu

DELOITTE TOUCH TOHMATSU
Perth, Australia

October 31, 2018